EXHIBIT 10-O















                                    GPU, INC.
                   RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS


                   AS AMENDED AND RESTATED AS OF JUNE 4, 1998

                                    GPU, INC.
                   RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS


1. Purpose. The purpose of this restricted Stock Plan for Outside Directors (the "Plan") is to enable GPU, Inc. ("GPU") to attract and retain persons of outstanding competence to serve on its Board of Directors by paying such persons a portion of their compensation in GPU Common Stock ("Common Stock") pursuant to the terms hereof.

2. Definitions.
         (a) The term "Board of Directors" shall mean the board of directors of GPU.

         (b) The term "Change in Control" shall mean the occurrence during the term of the Plan of:

                  (1) An acquisition (other than directly from GPU) of any Common Stock or other voting securities of GPU entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of GPU's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) GPU or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by GPU (for purposes of this definition, a "Subsidiary"), (B) GPU or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                  (2) The individuals who, as of August 1, 1996, are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board of Directors; provided, however, that if the election, or nomination for election by GPU's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board;

provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (3)      The consummation of:

                           (A) A merger, consolidation or reorganization with or
into GPU or in which securities of GPU are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into GPU or in which securities of GPU are issued where:

                                     (i) the shareholders of GPU,  immediately
before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                                     (ii) the  individuals  who were  members of
the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least seventy percent (70%) of the members of the board of directors of the Surviving Corporation, or a corporation, directly or indirectly, beneficially owning a majority of the Voting Securities of the Surviving Corporation, and

                                    (iii) no Person  other than (w) GPU, (x) any
Subsidiary, (y) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by GPU or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or Common Stock, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock;

                           (B)  A complete liquidation or dissolution of GPU; or

                           (C)  The  sale  or  other   disposition   of  all  or
substantially all of the assets of GPU to any Person
(other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by GPU which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by GPU, and after such share acquisition by GPU, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         (c) The term "Outside Director" or "Participant" means a member of the Board of Directors who is not an employee (within the meaning of the Employee Retirement Income Security Act of 1974) of GPU or any of its Subsidiaries. A director of GPU who is also an employee of GPU or any of its Subsidiaries shall become eligible to participate in this Plan and shall be entitled to receive an award of restricted stock upon the termination of such employment.

         (d) The term "Subsidiary" means, for purposes other than Section 2(b), any corporation 50% or more of the outstanding Common Stock of which is owned, directly or indirectly, by GPU.

         (e) The term "Service" shall mean service as an Outside Director.

3. Eligibility. All Outside Directors of GPU shall receive stock awards hereunder.

4.       Stock Awards.

         (a) A total of 33,000(1) shares of GPU Common Stock shall be available for awards under the Plan. Such shares shall be either previously unissued shares or reacquired shares. Any restricted shares awarded under this Plan with respect to which the restrictions do not lapse and which are forfeited as provided herein shall again be available for other awards under the plan.

         (b) Each Outside Director shall receive an annual award of 300 shares of GPU Common Stock with respect to each calendar year or portion thereof, during which he or she serves as an Outside Director, beginning with the calendar year 1993. Awards shall be made in January of each year. However, for the calendar year in which an Outside Director commences Service, the award of shares to such Outside Director for such year shall be made in the month in which his or her Service commences, if his or her Service commences after January 31 of such year. All awards of shares made hereunder shall be subject to the restrictions set forth in Section 5.

         (c) Subject to the provisions of Section 5, certificates representing shares of GPU Common Stock awarded hereunder shall be issued in the name of the respective Participants. During the period of time such shares are subject to the restrictions set forth in Section 5, such certificates shall be endorsed with a legend to that effect, and shall be held by GPU or an agent therefor. The Participant shall, nevertheless, have all the other rights of a shareholder, indddddcluding the right to vote and the right to receive all cash dividends paid with respect to such shares.

Subject to the requirements of applicable law, certificates representing such shares shall be delivered to the Participant within 30 days after the lapse of the restrictions to which they are subject.




----------
(1) Initially, 20,000 shares were authorized to be issued under the Plan. On May 29, 1991, GPU effected a two-for-one stock split by way of a stock dividend, leaving 33,000 shares available for issuance under the Plan on and after July 1, 1991 after giving effect to shares previously awarded.

         (d) If as a result of a stock dividend, stock split, recapitalization (or other adjustment in the stated capital of GPU), or as the result of a merger, consolidation, or other reorganization, the common shares of GPU are increased, reduced, or otherwise changed, the number of shares available and to be awarded hereunder shall be appropriately adjusted, and if by virtue thereof a Participant shall be entitled to new or additional or different shares, such shares to which the Participant shall be entitled shall be subject to the terms, conditions, and restrictions herein contained relating to the original shares. In the event that warrants or rights are awarded with respect to shares awarded hereunder, and the recipient exercises such rights or warrants, the shares or securities issuable upon such exercise shall be likewise subject to the terms, conditions, and restrictions herein contained relating to the original shares.

5.       Restrictions.

         a) Shares are awarded to a Participant on the condition that he or she serves or has served as an Outside Director until:

                  (i)      the Participant's death or disability, or

                  (ii) the Participant's retirement not earlier than the first day of the month following the attainment of the Participant's 72nd birthday ; or

                  (iii) the Participant's resignation or retirement prior to the first day of the month following the attainment of the Participant's 72nd birthday with the consent of the Board, i.e., approval thereof by a least 80% of the directors voting thereon, with the affected director abstaining; or

                  (iv) the Participant's failure to be re-elected after being duly nominated. Termination of Service of a Participant for any other reason, including, without limitation, any involuntary termination effected by Board action, shall result in forfeiture of all shares awarded. Notwithstanding the foregoing, upon the occurrence of a Change in Control, the restrictions set forth in Section 5(b) hereof to which any shares awarded to a Participant are then still subject shall lapse, and the termination of the Participant's Service for any reason at any time after the occurrence of such Change in Control shall not result in the forfeiture of any such shares.

         (b) Shares awarded hereunder may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of other than to GPU pursuant to
Section 5(a) during the period commencing on the date of the award of such shares and ending on the date of termination of the Outside Director's Service

         (c) Each Participant shall represent and warrant to and agree with GPU that he or she (i) takes any shares awarded under the Plan for investment only and not for purposes of sale or other disposition and will also take for investment only and not for purposes of sale or other disposition any rights, warrants, shares, or securities which may be issued on account of ownership of such shares, and (ii) will not sell or transfer any shares awarded or any shares received upon exercise of any such rights or warrants except in accordance with
(A) an opinion of counsel for GPU (or other counsel acceptable to GPU) that such shares, rights, warrants, or other securities may be disposed of without registration under the Securities Act of 1933, or (B) an applicable "no action" letter issued by the Staff of the Commission.

6. Administrative Committee. An Administrative Committee (the "Committee") shall have full power and authority to construe and administer the Plan. Any action taken under the provisions of the Plan by the Committee arising out of or in connection with the administration, construction, or effect of the Plan or any rules adopted thereunder shall, in each case, lie within the discretion of the Committee and shall be conclusive and binding under GPU and upon all
Participants, and all persons claiming under or through any of them. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a "de novo," rather than a deferential, standard. The Committee shall have as members the Chief Executive Officer of GPU and two officers of GPU or its Subsidiaries designated by the Chief Executive Officer; in the absence of such designation, the other members of the Committee shall be the Chief Financial Officer and the Secretary of GPU.

7. Approval: Effective Date. The Plan is subject to the approval of a majority of the holders of GPU's Common Stock present and entitled to vote at a meeting of shareholders, and of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935. The Plan shall be effective January 1, 1989.

8. Termination and Amendment. The Board of Directors of GPU may suspend, terminate, modify or amend the Plan, provided that no amendment or modification to Section 2(b), to the penultimate sentence of Section 6, to the last sentence of Section 5(a), or to this Section 8, nor any suspension or termination of the Plan, effectuated (I) at the request of a third party who has indicated an intention or taken steps to effect a Change in Control and who effectuates a Change in Control, (ii) within six (6) months prior to, or otherwise in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, or (iii) following a Change in Control, shall be effective if the amendment, modification, suspension or termination adversely affects the rights of any Participant under the Plan. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no amendment, modification, suspension or termination of the Plan shall adversely affect the rights of any Participant with respect to any award (including without limitation any right with respect to the timing and method of payment of any award) granted to the Participant prior to the date of the adoption of such amendment, modification, suspension or termination without such Participant's written consent.